THOMPSON BRUSSELS CINCINNATI CLEVELAND COLUMBUS DAYTON NEW YORK WASHINGTON, D.C.
     HINE

July 30, 2003

AmeriPrime Advisors Trust
431 N. Pennsylvania St.
Indianapolis, IN  46204

        Re: AmeriPrime Advisors Trust, File Nos. 333-85083 and 811-09541
            ------------------------------------------------------------

Gentlemen:

     A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 38 to the AmeriPrime Advisors Trust Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 41 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                              Very truly yours,


                                                                   /s/

                                                              Thompson Hine LLP
DSM/JMS